Exhibit 2.1
Execution Version

FIRST AMENDMENT TO AMENDED AND RESTATED PARTICIPATION AND DEVELOPMENT AGREEMENT AND CERTAIN ASSOCIATED AGREEMENTS

This First Amendment to Amended and Restated Participation and Development Agreement and certain Associated Agreements (this “Amendment”), dated as of September 26, 2018, is made and entered into between Wolfcamp DrillCo Operating L.P. ( “Partner”) and EP Energy E&P Company, L.P. (“EP Energy”). EP Energy and Partner are each referred to as a “Party” and collectively referred to as the “Parties.” Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the ARPDA (as hereinafter defined).

WHEREAS, Partner and EP Energy have entered into that certain Amended and Restated Participation and Development Agreement (as further amended, restated and/or supplemented from time to time, the “ARPDA”), dated as of April 27, 2018 (the “Amendment Date”);
WHEREAS, Partner and EP Energy have entered into that certain Operating Agreement, dated as of the Amendment Date (the “Second Tranche JOA”); and
WHEREAS, the Parties desire to amend the ARPDA and the Second Tranche JOA as set forth below and agree on certain other matters for the purposes of this Amendment.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Amendment to ARPDA Exhibit D – Second Tranche. The Parties agree that, effective as of the Amendment Date, Exhibit D – Second Tranche to the ARPDA is hereby deleted in its entirety and replaced with Exhibit D – Second Tranche attached to this Amendment.
2.    Amendment to ARPDA Exhibit A – Second Tranche. The Parties agree that, effective as of the Amendment Date, Exhibit A – Second Tranche to the ARPDA is hereby deleted in its entirety and replaced with Exhibit A – Second Tranche attached to this Amendment.
3.    Amendment to ARPDA Exhibit B – Second Tranche. The Parties agree that, effective as of the Amendment Date, Exhibit B – Second Tranche to the ARPDA is hereby deleted in its entirety and replaced with Exhibit B – Second Tranche attached to this Amendment.
4.    Definition of “Eagle Ford”. The Parties agree that, effective as of the Amendment Date, the defined term “Eagle Ford” in the ARPDA is deleted in its entirety and replaced with the below:
“Eagle Ford” means Atascosa, Dimmit, Frio, La Salle and McMullen Counties, Texas.
5.    Amendment to ARPDA Schedules. The Parties acknowledge and agree that certain of the Schedules to the ARPDA are divided into two sections, with (i) a section including a label “First Tranche” which corresponds to disclosures made with respect to the First Tranche only (such portions of such Schedules, the “First Tranche Disclosures”) and (ii) a section with no tranche label, which corresponds to disclosures made with respect to the Second Tranche only (such portions of such Schedules, the “Second Tranche Disclosures”). Pursuant to this Amendment, the Parties agree that, effective as of the Amendment Date, none of the First Tranche Disclosures will be amended, and the following Second Tranche Disclosures will be amended as follows:

(a)	Consents. The Second Tranche Disclosure of Schedule 11.1(d) to the ARPDA is hereby deleted in its entirety and replaced with Schedule 11.1(d) – Second Tranche attached to this Amendment.

(b)	Litigation. The Second Tranche Disclosure of Schedule 11.1(g) to the ARPDA is hereby deleted in its entirety and replaced with Schedule 11.1(g) – Second Tranche attached to this Amendment.

(c)
Material Contracts. The Second Tranche Disclosure of Schedule 11.1(h) to the ARPDA is hereby deleted in its entirety and replaced with Schedule 11.1(h) – Second Tranche attached to this Amendment. The Parties acknowledge and agree that Partner has been provided with true and correct copies, in all respects, of all Material Contracts listed on Schedule 11.1(h) – Second Tranche attached to this Amendment.

(d)
Preferential Purchase Rights. The Second Tranche Disclosure of Schedule 11.1(j) to the ARPDA is hereby deleted in its entirety and replaced with Schedule 11.1(j) – Second Tranche attached to this Amendment.

(e)	Payout Status. The Second Tranche Disclosure of Schedule 11.1(t) is hereby deleted in its entirety and replaced with Schedule 11.1(t) – Second Tranche attached to this Amendment.

(f)
Other Schedules. The Second Tranche Disclosures of Schedule 11.1(h)(ii) and Schedule 11.1(i), to the ARPDA are hereby amended to add the phrase “– Second Tranche” to the headers of each such Second Tranche Disclosures.

6.    Amendment to Second Tranche JOA.

(a)
The Parties agree that, effective as of the Amendment Date, Section 1 (Description of Wells and Formation Depths subject to this Agreement) of Exhibit A to the Second Tranche JOA is hereby deleted in its entirety and replaced with Schedule I attached hereto. The Parties further agree that, effective as of the Amendment Date, Section 1 (Description of Wells and Formation Depths subject to this Agreement) of Exhibit “A” to Exhibit H to the Second Tranche JOA is hereby deleted in its entirety and replaced with Schedule I attached hereto.

(b)
The Parties further agree that, effective as of the Amendment Date, Annex A to Exhibit A to the Second Tranche JOA and Annex A to Exhibit “A” to Exhibit H to the Second Tranche JOA are hereby deleted in their entirety and replaced with Annex A attached hereto.

7.    Amendment to Second Tranche Recorded Deliverables. The Parties agree to use their commercially reasonable efforts to, promptly following the date of this Amendment, to execute, acknowledge and record updated memoranda of (a) the ARPDA, in substantially the form of Exhibit J

– Second Tranche to the ARPDA, and (b) the Second Tranche JOA, in substantially the form of Exhibit H to the Second Tranche JOA, to reflect the amendments to the Well Locations and Leases in the Second Tranche Drilling Program contained in this Amendment; provided, however, that, in each case, such updated memoranda shall include a provision releasing any leases, lands, and assets no longer included in the ARPDA, as amended hereby (collectively, the “Excluded Assets”). The Parties also acknowledge and agree that a memorandum of ARPDA (as adjusted for the amendments contained in this Amendment) will be recorded in Atascosa County, Texas, in substantially the form attached as Exhibit J – Second Tranche to the ARPDA, and that a memorandum of Second Tranche JOA (as adjusted for the amendments contained in this Amendment) will be recorded in Atascosa and Frio Counties, Texas, in substantially the form attached as Exhibit H to the Second Tranche JOA.
8.    Third Party Rights. Prior to the execution of this Amendment, to the extent not previously requested in connection with the execution of the ARPDA, EP Energy has sent to all holders of any applicable Third Party Rights an election notice, consent request, or waiver request, as appropriate, regarding the Transfer of the applicable Conveyed Interests in the Second Tranche – Phase 1 to Partner, as well as the Reversion of such Conveyed Interests. To the extent any such elections, consents or waivers have not been obtained as of the date of this Amendment, EP Energy shall continue to seek consent to or waiver of the Third Party Rights as provided for in Section 3.13(b) of the ARPDA. Partner and EP Energy hereby expressly agree that, with respect to any Wells for which any elections, consents, or waivers have not been obtained as of the date of this Amendment, such Wells are hereby deemed to be part of the applicable Approved Drilling Program for Second Tranche – Phase 1, and, provided that the failure to obtain such election, consent or waiver would not cause the termination of any Lease, Partner shall have no right to elect to not participate in any such Well with respect to Second Tranche – Phase 1. Notwithstanding anything in the ARPDA or this Amendment to the contrary, EP Energy hereby agrees to defend, indemnify and hold harmless Partner against all Liabilities resulting from or related to the failure by EP Energy to obtain any elections, consents or waivers of applicable Third Party Rights regarding the Transfer of the applicable Conveyed Interests in the Second Tranche – Phase 1 to Partner.
9.    Mortgage and Lien Releases. In connection with the execution of the ARPDA, the holders of Existing Secured Debt of EP Energy delivered for recordation recordable lien releases with respect to the Second Tranche Drilling Program (the “Prior Releases”). Concurrently with the execution of this Amendment, EP Energy will deliver to Partner additional recordable lien releases (in substantially the same form as the Prior Releases) executed by the applicable holders of any Existing Secured Debt, pursuant to which such holders release the liens covering any Leases and/or Well Locations added pursuant to this Amendment to the Conveyed Interests that will ultimately be assigned to Partner that secure such Existing Secured Debt to the extent such liens were not released pursuant to the Prior Releases. Partner acknowledges and agrees that, to the extent there are any Excluded Assets included in the Prior Releases, such Excluded Assets may be pledged or otherwise encumbered by or on behalf of EP Energy, including pursuant to the Existing Secured Debt. For the avoidance of doubt, no reserves, leases or well locations that are part of Second Tranche – Phase 1 will be mortgaged (and only reserves, leases or well locations that are clearly outside of the Second Tranche can be re-mortgaged). Within five Business Days of the execution of this Amendment, EP Energy will record such lien releases provided to Partner in the preceding sentence in the applicable county recording office(s) and deliver a file-stamped copy to Partner promptly upon receipt by EP Energy. Notwithstanding anything to the contrary herein or in the ARPDA, until the applicable lien releases required by this Section 9 have been delivered by EP Energy to Partner, Partner shall not be required to make any payment with respect to such affected

Well Locations or Leases pursuant to the ARPDA, and EP Energy shall not be required to assign such affected Wells to Partner pursuant to the ARPDA.
10.    Title Matters. Partner acknowledges that it has completed its title review of the Wells included in the Second Tranche – Phase 1 (as amended hereby) and agrees that it will not assert and hereby waives any and all title claims with respect thereto (other than any claim validly asserted with respect to the special warranty set forth herein or in the Assignment or the breach by EP Energy or its Affiliates of any of its representations in Section 11.1(d), 11.1(g), 11.1(h), 11.1(j), 11.1(l), 11.1(o), 11.1(p), or 11.1(t) of the ARPDA (as amended hereby).
11.    Spacing.  Notwithstanding Section 3.14(a)(ii) of the ARPDA, Partner acknowledges and agrees that the Effective Lateral of each of the Altito A 27B Unit 1H API # 42283362240000, Altito A 27B Unit 2H API # 42283362250000, Altito A 27B Unit 3H API # 42283362260000, Altito A 2728 Allocation 1H API # 42283362830000 and Altito A 2827 Allocation 2H API # 42283362840000 Wells, as drilled and completed, was less than 500’ from the Effective Lateral of each other Well listed above and the Effective Lateral of the Altito A 27B Unit 1H API # 42283362240000, as drilled and completed, was less than 500’ from the Effective Lateral of the Altito A 28B Unit 283H API # 42283361960000 and the Altito A 27B Unit 2H, as drilled and completed, was less than 500’ from the Effective Lateral of the Altito A 28A Unit 2813H API # 42283358890000. The foregoing shall be deemed approved by Partner and shall not constitute a breach or violation of, or give rise to any claims, causes of action, or other damages or Liabilities in favor of Partner under Section 3.14(a)(ii) of the ARPDA.
12.    Notice Provisions. This Amendment shall constitute notice to Partner that, effective as of the date hereof, EP Energy’s contact information for purposes of each notice provision under the ARPDA and Associated Agreements, including Section 14.3 of the ARPDA, Paragraph (3) of Exhibit “A” of any EP/Apollo JOA, and Section 8.2(a) of any Tax Partnership Agreement shall be as follows:
If to EP Energy:

EP Energy E&P Company, L.P.
1001 Louisiana Street
Houston, Texas 77002
Attention:    Brian Bradshaw
Email:    Brian.Bradshaw@epenergy.com

With a copy to:

EP Energy E&P Company, L.P.
1001 Louisiana Street
Houston, Texas 77002
Attention:    General Counsel
Email:    Jace.Locke@epenergy.com

13.    Amendment to Section 12.2 of the ARPDA. The Parties agree that, effective as of the Amendment Date, Sections 12.2(f) and 12.2(g) of the ARPDA are hereby deleted in their entirety and replaced by the following:

“(f) any Retained Environmental Condition;
(g) excluding the Development Interest Obligations, any Liability to Third Parties associated with other operations conducted on (i) the Leases in the Midland Basin, whether arising prior to, on or after the Original Execution Date and (ii) the Leases in the Eagle Ford, whether arising prior to, on or after the Amendment Date; and/or
(h) any matters set forth on Schedule 11.1(g).”
14.    Confirmation. Except as otherwise provided herein, the terms of this Amendment shall not alter or otherwise modify the provisions of the ARPDA, with all such provisions remaining in full force and effect in accordance with their respective terms following the execution of this Amendment. The Parties hereby ratify the ARPDA as amended pursuant to this Amendment and agree that the Second Tranche Drilling Program, as amended by this Amendment, is an Approved Drilling Program pursuant to the ARPDA.
15.    Choice of Law. This Amendment, the ARPDA and the legal relations among the Parties will be governed and construed in accordance with the laws of the State of Texas, excluding any conflicts of law rule or principle that might refer construction of such provisions to the laws of another jurisdiction. All of the Parties consent to the exercise of jurisdiction in personam by the federal courts of the United States of America located in Harris County, Texas or the state courts located in Harris County, Texas for any action arising out of this Amendment, the ARPDA, the other Associated Agreements or any transaction contemplated hereby or thereby. All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Amendment, the ARPDA, the other Associated Agreements or any transaction contemplated hereby or thereby will be exclusively litigated in courts having sites in Harris County, Texas. Each Party hereto waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Amendment, the ARPDA, the other Associated Agreements or any transaction contemplated hereby or thereby.
16.    Amendment. This Amendment may be amended, restated, supplemented or otherwise modified only by an instrument in writing executed by all Parties specifically referring to the terms to be amended, restated, supplemented and/or modified and expressly identified as an amendment, restatement, supplement or modification.
17.    Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto. The provisions of Sections 13.1 through 13.2, 14.1 through 14.17 and 14.20 of the ARPDA are hereby incorporated into this Agreement by reference.
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IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

WOLFCAMP DRILLCO OPERATING, L.P.
By: Wolfcamp DrillCo Operating GP LLC, its General Partner
By: Wolfcamp DrillCo LLC, its sole member

By:	/s/ Michael Becci
Name:	Michael Becci
Title:	Authorized Person

EP ENERGY E&P COMPANY, L.P.

By:	/s/ Kyle McCuen
Name:	Kyle McCuen
Title:	Chief Financial Officer